Exhibit 32

Certification of CEO and CFO Pursuant to
 18 U.S.C. Section 1350,
 as Adopted Pursuant to
 Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Rite Aid Corporation (the “Company”) for the annual period ended March 4, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mary F. Sammons, as President and Chief Executive Officer of the Company, and Kevin Twomey, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of her/his knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mary F. Sammons
Name:	Mary F. Sammons
Title:	President and Chief Executive Officer
Date:	April 28, 2006
/s/ Kevin Twomey
Name:	Kevin Twomey
Title:	Executive Vice President and Chief Financial Officer
Date:	April 28, 2006